Exhibit 32

SECTION 1350 CERTIFICATION

In reference to this annual report on Form 10-K of Stericycle, Inc. we, Mark C. Miller, Chairman and Chief Executive Officer of the registrant, and Frank J.M. ten Brink, an Executive Vice President and Chief Financial Officer of the registrant, certify as follows, pursuant to 18 U.S.C. § 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002):

(a) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 28, 2011

/s/ Mark C. Miller
Mark C. Miller
Chairman and Chief Executive Officer
Stericycle, Inc.

/s/ Frank J.M. ten Brink
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer
Stericycle, Inc.